ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of */s/ Ross Miller* Ross Miller Secretary of State State of Nevada	Document Number **20090859522-02**
	Filing Date and Time **12/15/2009 12:30 PM**
	Entity Number **E0640062009**

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT *ABOVE SPACE FOR OFFICE USE ONLY*

1. **Name of Corporation**	**HUNT FOR TRAVEL, INC.**			
2. **Registered Agent for Service of Process:** (check only one box)	☒ Commercial Registered Agent **CSC Services of Nevada**			
	☐ Noncommercial Registered Agent (name and address below) ***OR*** ☐ Office or Position with Entity (name and address below)			
	Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity			
			Nevada	
	Street Address	City		Zip Code
			Nevada	
	Mailing Address (If different from street address)	City		Zip code
3. **Authorized Stock:** (number of shares corporation is authorized to issue)	Number of shares With par value: **100,000,000 shares common 5,000,000 shares preferred**	Par value Per share: **$0.001**	Number of Shares Without par value:	
4. **Name and Addresses Of the Board of Directors/Trustees:** (each Director/Trustee	1. **Carolyn Hunter**			
	Name			
	90122 Hoey	**Chapel Hill**	**NC**	**27517**
	Street Address	City	State	Zip Code
	2			
	Name			

must be a natural person at least 18 years of age: attach additional page if more than two directors/trustees)	Street Address	City	State	Zip Code
5. **Purpose:** (optional –see Instructions)	The purpose of this corporation shall be:			
6. **Name, Address And Signature of Incorporator:** (attach additional pages if more than one Incorporator)	**Corporation Service Company**	**X** By: **/s/ *Elizabeth R. Konieczny***		
	Name	Incorporator Signature: Elizabeth R. Konieczny		
	502 EAST JOHN STREET	**CARSON CITY**	**NV**	**89706**
	Address	City	State	Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent**	I hereby accept appointment as Resident Agent for the above named Entity. CSC Services of Nevada, Inc.			
	X By: **/s/ *Elizabeth R. Konieczny***		12/15/2009	
	Authorized Signature or Registrant Agent or on Behalf of Registered Agent Entity		Date	

SECRETARY OF STATE

THE GREAT SEAL OF THE STATE OF NEVADA

ALL FOR OUR COUNTRY

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **HUNT FOR TRAVEL, INC.,** did on December 15, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



THE GREAT SEAL OF THE STATE OF
NEVADA

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on December 16, 2009

/s/ Ross Miller
Ross Miller
Secretary of State

Certified By: Nita Hibshman
Certificate Number: C20091215-2101
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number
	20100513522-11
Ross Miller	Filing Date and Time
Secretary of State	07/13/2010 9:00 AM
State of Nevada	Entity Number
	E0640062009-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

HUNT FOR TRAVEL, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III is changed to read as follows:

Authorized Stock: Par Value $0.0001 - 100,000,000 Common and 5,000,000 Preferred

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 72.8%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Carolyn Hunter

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090201

Filed in the office of	Document Number 20120118821-96
Ross Miller	Filing Date and Time 02/21/2012 1:00 PM
Secretary of State State of Nevada	Entity Number E0640062009-3

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Hunt For Travel, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I:

To amend the name of the Corporation from Hunt For Travel, Inc. to Praco Corporation

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 72.60%

4. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X Carolyn Hunter

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.